UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): September 6, 2006

Leonidas Films, Inc.
(Exact name of Registrant as specified in its charter)

NEVADA	000-18377	20-4605816
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

5505 Danbury Place Woodland Hills, California (Address of principal executive offices)	91367 (Zip code)

Registrant’s telephone number, including area code: 310-871-6935

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 22, 2006, the Company accepted the resignation of Andrzej Sekula as the Registrant’s Vice President and Secretary and Mr. Sekula will continue to serve as a member of the Board of Directors.

On August 22, 2006, the Board of Directors elected Billy Zane and Roger Pawson as members of the Board and Mr. Pawson to serve as Chairman of the Board. Mr. Pawson was also appointed to serve as Chief Executive Officer of the Company.

Billy Zane had his first screen role in Back to the Future (1985) playing Biff Tannen's friend Match. He landed the role as a fluke by appearing nonchalant, dressed in a T-shirt. Mr. Zane later reprised the role for the 1989 sequel, Back to the Future II. He gained prominence starring in the thriller Dead Calm opposite Nicole Kidman.

Mr. Zane is best known for playing Caledon Hockley in the 1997 movie blockbuster Titanic, the eponymous classic comic book hero in the big budget action film The Phantom (based on Mr. Zane's favorite comic) and most recently, a cameo in the 2001 comedy Zoolander as himself.

Mr. Zane keeps busy in other parts of the entertainment industry as well. He is a singer and can occasionally be seen in various Broadway shows, like “Chicago”, where he played lawyer Billy Flynn. He has also played the voice of Ansem in Squaresoft and Disney's renowned video game Kingdom Hearts. Mr. Zane also had a recurring role in the popular television series Charmed in which he played poetry loving ex-demon Drake. He was voted as the favorite guest character by the show's fans, beating people like Julian McMahon. Mr. Zane directed his debut film, Big Kiss, a light-hearted romantic comedy about two journalists involved in a diamond caper, which is awaiting distribution.

Roger Pawson is currently the President and Chief Executive Officer (“CEO”) of Cal-Bay International, Inc. (“Cal-Bay”) a publicly traded Bulletin Board Company, which deals with real estate acquisitions. Upon taking over as President and CEO of Cal-Bay in January 2005, the Company was not actively trading and had a share value of $0.01. As of September 2005, the Company has real estate assets in excess of $12,000,000 and an equity position in excess of $9,000,000.

Mr. Pawson has gained extensive experience in the reformation and restructuring of publicly traded companies involving marketing, retail channel, manufacturing and all aspects of administrative skills.

From 2004-2005, Mr. Pawson served as President and Chief Executive Officer of Pegasus Wireless Corp. He was responsible for the restructure prior to a significant acquisition and reverse merger.

From 2003-2004, Mr. Pawson was President and Chief Executive Officer of National Business Development Co., in which he restructured and administered the reverse merger of Union Dental Holdings post-reverse.

From 1995 to 2002, Mr. Pawson acquired TLCO Software, a pioneer in the Web Authoring sector in, and developed the award winning product line “Web Factory” which was one of the most advanced Web Site Construction software programs available to the consumers through the major retail chain stores in the 1990s. The proprietary code is still owned by REP.

Mr. Pawson was educated in the United Kingdom and graduated with a Masters in Business Studies.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

17.1	Resignation of Andrejz Sekula dated August 22, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEONIDAS FILMS, INC.

Dated: September 5, 2006	By:	/s/ Roger Pawson
Roger Pawson, Chief Executive Officer